Exhibit 99

FOR RELEASE – October 26, 2021

Corning Reports Third-Quarter 2021 Results

as Sales Reach All-Time High

Core sales and EPS grew 21% and 30% year over year, respectively, with free cash flow of $0.5 billion

Announcements with AT&T, Jeep, PPG, and Samsung highlight
Corning’s contributions to significant industry advancements

Company on track to reach $14 billion in sales and over $2 in EPS for 2021

Sales and EPS growth with strong cash generation expected to continue in 2022

CORNING, N.Y. – Corning Incorporated (NYSE: GLW) today announced results for the third quarter ended Sept. 30, 2021, and provided its outlook for the fourth quarter.

●	GAAP and core sales were $3.6 billion; core sales grew 4% sequentially and 21% year over year, driven by strong growth in Optical Communications; GAAP net income was $371 million, and core net income was $485 million.
●	GAAP EPS was $0.43 and core EPS was $0.56; core EPS increased 6% sequentially and 30% year over year.
●	Lower production levels in the automotive industry due to the semiconductor chip shortage reduced sales by approximately $40 million and EPS by $0.02.
●	Gross margin expanded 50 basis points sequentially and 70 basis points year over year to 38.3%, despite a net impact of 150 basis points from supply chain challenges and inflationary headwinds.
●	Free cash flow was $497 million for the quarter and $1.3 billion for the first nine months of 2021.
●	For the fourth quarter, Corning expects core sales to be in the range of $3.5 billion to $3.7 billion with core EPS in the range of $0.50 to $0.55. Profitability is expected to decline slightly on a sequential basis due to further reductions in automotive industry-related sales and lower Corning® Gorilla® Glass sales following large product launches by customers.

Wendell P. Weeks, chairman and chief executive officer, said, “Strong execution resulted in another outstanding quarter as sales reached an all-time high. For the full year, we are on pace to reach $14 billion in sales and over $2 in EPS. We are successfully capturing a compelling set of long-term growth opportunities by innovating, extending commercial relationships, and scaling operations to meet robust demand. We are advancing our market leadership and expect to grow again in 2022.”

Weeks continued, “Corning has become increasingly vital to multiple industry transformations that are moving the world forward. Key trends continue to converge around our capabilities – and we believe this is just the beginning. Corning’s strong position reflects the contributions of our dedicated people as we navigate this period of global disruption.”

Tony Tripeny, executive vice president and chief financial officer, said, “In the third quarter, we continued to execute well in a complex environment. A key driver of that execution was our global supply management and operations teams maintaining a steady supply of raw materials and finding creative shipping strategies. Their actions enabled us to deliver effectively for our customers. At the same time, we incurred additional costs that were elevated by inflation. To help offset these costs, we have price increases underway in all of our businesses.”

Tripeny concluded, “As we approach 2022, we remain focused on driving top-line growth and expanding our margins. We are well positioned to address growing customer demand, deepen our innovation portfolio, and reward shareholders.”

Market-Access Platform Highlights

During the quarter, Corning continued to build on partnerships with industry leaders such as AT&T, Jeep, PPG, and Samsung and advanced important growth initiatives across its Market-Access Platforms.

●

Optical Communications – Demand on networks is at an all-time high, setting the stage for significant investments by operators to expand network capacity, capability, and access. During the quarter, the company announced a collaboration with AT&T. Corning’s capacity expansions will allow AT&T to extend investments in fiber infrastructure, expand U.S. broadband networks, and accelerate 5G deployment. Corning continues to outperform the market.

© 2021 Corning Incorporated. All Rights Reserved.

Corning Reports Third-Quarter 2021 Results

●	Life Sciences – Corning continues to support the pandemic response, and its portfolio of advanced vials and pharmaceutical glass tubing has enabled the delivery of more than 3 billion doses of COVID-19 vaccines so far. The company also continues to advance its pharmaceutical packaging portfolio through key partnerships and a growing customer base. Additionally, innovations are helping advance developments in cell- and gene-based therapies, which offer a significant opportunity to increase Corning content in life sciences products.

●

Mobile Consumer Electronics – Corning continues to advance its objective of delivering more Corning content and capturing higher revenue per device. During the quarter, Samsung introduced its Galaxy Z Fold3 5G and Galaxy Z Flip3 5G, both featuring Corning® Gorilla® Glass Victus®. These devices feature Corning® Gorilla® Glass with DX for device cameras, marking Corning’s entrance into a new product category. Additionally, nearly 30 new devices – including smartphones, wearables, and laptops – launched featuring Corning® Gorilla® Glass.

●

Automotive – Corning is uniquely suited to address global trends toward cleaner, safer vehicles that enhance the driving experience. Jeep and Corning announced that a windshield with Corning® Gorilla® Glass is available as a factory-installed option on the 2021 Jeep® Wrangler and 2021 Jeep® Gladiator. Environmental Technologies continues to deliver more Corning content per vehicle; since 2017, the company’s automotive product sales have increased more than 40% while global car sales have decreased 20%.

●	Display – The market for large-sized TVs is projected to grow at a double-digit compound annual growth rate through 2024. Gen 10.5 glass provides the most economical approach for larger sets, and Corning is well positioned to meet growing demand as the leader in Gen 10.5. Glass demand at retail is expected to be up by a high-single digit percentage in 2022. The company expects the glass pricing environment to remain favorable in the fourth quarter and in 2022. Fourth-quarter glass pricing is expected to be consistent with the third quarter.

Third-Quarter 2021 Results and Comparisons
(In millions, except per-share amounts)

	Q3 2021	Q2 2021	% change	Q3 2020	% change
GAAP Net Sales	$3,615	$3,501	3%	$3,001	20%
GAAP Net Income	$371	$449	(17%)	$427	(13%)
GAAP EPS	$0.43	$(0.42)	**	$0.48	(10%)
Core Sales*	$3,639	$3,504	4%	$3,007	21%
Core Net Income*	$485	$459	6%	$380	28%
Core EPS*	$0.56	$0.53	6%	$0.43	30%

*Core performance measures are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company’s website.

**Not Meaningful

Third-Quarter 2021 Segment Results

Display Technologies

	Q3 2021	Q2 2021	% change	Q3 2020	% change
Net Sales	$956	$939	2%	$827	16%
Net Income Before Tax	$311	$312	(0%)	$248	25%
Net Income	$247	$248	(0%)	$196	26%

In Display Technologies, third-quarter sales were $956 million, up 2% sequentially and 16% year over year. Sequentially, volume was up slightly and glass prices increased moderately, as expected.

© 2021 Corning Incorporated. All Rights Reserved.

Corning Reports Third-Quarter 2021 Results

Optical Communications

	Q3 2021	Q2 2021	% change	Q3 2020	% change
Net Sales	$1,131	$1,075	5%	$909	24%
Net Income Before Tax	$177	$188	(6%)	$147	20%
Net Income	$139	$148	(6%)	$115	21%

In Optical Communications, third-quarter sales were $1.13 billion, up 5% sequentially and 24% year over year. 5G, broadband, and cloud computing continue to drive strong growth across this segment. Increased raw material and shipping costs significantly impacted profitability

Specialty Materials

	Q3 2021	Q2 2021	% change	Q3 2020	% change
Net Sales	$556	$483	15%	$570	(2%)
Net Income Before Tax	$135	$103	31%	$184	(27%)
Net Income	$107	$81	32%	$146	(27%)

In Specialty Materials, third-quarter sales were $556 million, up 15% sequentially. The company continues to garner significant demand for its premium cover materials and Advanced Optics products, driven by ongoing strength in the underlying IT, mobile device, and semiconductor markets. In the fourth quarter, the company expects typical volume declines in Gorilla Glass following builds supporting flagship product launches by customers.

Environmental Technologies

	Q3 2021	Q2 2021	% change	Q3 2020	% change
Net Sales	$385	$407	(5%)	$379	2%
Net Income Before Tax	$76	$102	(25%)	$87	(13%)
Net Income	$60	$81	(26%)	$69	(13%)

In Environmental Technologies, third-quarter sales were $385 million, up 2% year over year, driven by diesel product sales. The automotive industry was significantly impacted by the semiconductor chip shortage as OEMs extended shutdowns due to production constraints, and Corning's automotive sales and profitability were down as a result. The company expects sales and profit to be further impacted in the fourth quarter.

Life Sciences

	Q3 2021	Q2 2021	% change	Q3 2020	% change
Net Sales	$305	$312	(2%)	$223	37%
Net Income Before Tax	$57	$66	(14%)	$36	58%
Net Income	$45	$52	(13%)	$28	61%

In Life Sciences, third-quarter sales were $305 million, up 37% year over year, driven by ongoing demand to support the global pandemic response, continued recovery in academic and pharmaceutical research labs, and strong demand for bioproduction vessels and diagnostic-related consumables.

Upcoming Investor Events

On Nov. 10, Corning will attend the Baird Virtual Global Industrial Conference. On Dec. 1, Corning will attend the Credit Suisse Annual Technology Conference. And, on Dec. 7, Corning will attend the Barclays Virtual Global Technology, Media, and Telecommunications Conference.

© 2021 Corning Incorporated. All Rights Reserved.

Corning Reports Third-Quarter 2021 Results

Third-Quarter Conference Call Information

The company will host its third-quarter conference call on Tuesday, Oct. 26, at 8:30 a.m. EDT. To participate, please call toll-free (877) 710-0209 or for international access, call (315) 625-3068 approximately 10 to 15 minutes prior to the start of the call. The access code is 483 4419. To listen to a live audio webcast of the call, go to Corning’s website at http://www.corning.com/investor_relations, click “Events,” and follow the instructions.

Presentation of Information in this News Release

This news release includes non-GAAP financial measures. Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the company’s operations. The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company’s underlying performance. Definitions of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found on the company’s website by going to the Investor Relations page and clicking “Quarterly Results” under the “Financials and Filings” tab. These reconciliations also accompany this news release.

Caution Concerning Forward-Looking Statements

The statements in this release that are not historical facts or information and contain words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “seek,” “see,” “would,” and “target” and similar expressions are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. Such statements relate to future events that by their nature address matters that are, to different degrees, uncertain.  These forward-looking statements relate to, among other things, the Company’s future operating performance, the Company's share of new and existing markets, the Company's revenue and earnings growth rates, the Company’s ability to innovate and commercialize new products, and the Company’s implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the Company’s manufacturing capacity. These statements are subject to change and uncertainty which are, in many instances, beyond our control. There can be no assurance that future developments will be in accordance with management’s expectations. Actual results could differ materially from those expected by us, depending on the outcome of various factors. We do not undertake to update forward-looking statements.

© 2021 Corning Incorporated. All Rights Reserved.

Corning Reports Third-Quarter 2021 Results

Although the Company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, current estimates and forecasts, general economic conditions, its knowledge of its business, and key performance indicators that impact the Company, actual results could differ materially. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward looking statements include, but are not limited to: the duration and severity of the COVID-19 pandemic, and its impact across our businesses on demand, operations, our global supply chains and stock price; the effects of acquisitions, dispositions and other similar transactions; global economic trends, competition and geopolitical risks, or an escalation of sanctions, tariffs or other trade tensions between the U.S. and China or other countries, and related impacts on our businesses' global supply chains and strategies; changes in macroeconomic and market conditions and market volatility (including developments and volatility arising from the COVID-19 pandemic), including inflation, interest rates, the value of securities and other financial assets, precious metals, oil, natural gas and other commodity prices and exchange rates (particularly between the U.S. dollar and the Japanese yen, new Taiwan dollar, euro, Chinese yuan and South Korean won), and the impact of such changes and volatility on our financial position and businesses; product demand and industry capacity; competitive products and pricing; availability and costs of critical components and materials; new product development and commercialization; order activity and demand from major customers; the amount and timing of our cash flows and earnings and other conditions, which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at planned levels; possible disruption in commercial activities or our supply chain due to terrorist activity, cyber-attack, armed conflict, political or financial instability, natural disasters, international trade disputes or major health concerns; loss of intellectual property due to theft, cyber-attack, or disruption to our information technology infrastructure; unanticipated disruption to our supply chain, equipment, facilities, IT systems or operations; effect of regulatory and legal developments; ability to pace capital spending to anticipated levels of customer demand; our ability to increase margins through implementation of operational changes and other cost reduction measures; rate of technology change; ability to enforce patents and protect intellectual property and trade secrets; adverse litigation; product and components performance issues; retention of key personnel; customer ability to maintain profitable operations and obtain financing to fund ongoing operations and manufacturing expansions and pay receivables when due; loss of significant customers; changes in tax laws and regulations; the impacts of audits by taxing authorities; and the potential impact of legislation, government regulations, other government action and investigations; and other risks detailed in Corning’s SEC filings.

For a complete listing of risks and other factors, please reference the risk factors and forward-looking statements described in our annual reports on Form 10-K and quarterly reports on Form 10-Q.

Web Disclosure

In accordance with guidance provided by the SEC regarding the use of company websites and social media channels to disclose material information, Corning Incorporated (“Corning”) wishes to notify investors, media, and other interested parties that it uses its website (https://www.corning.com/worldwide/en/about-us/news-events.html) to publish important information about the company, including information that may be deemed material to investors, or supplemental to information contained in this or other press releases. The list of websites and social media channels that the company uses may be updated on Corning’s media and website from time to time. Corning encourages investors, media, and other interested parties to review the information Corning may publish through its website and social media channels as described above, in addition to the company’s SEC filings, press releases, conference calls, and webcasts.

© 2021 Corning Incorporated. All Rights Reserved.

Corning Reports Third-Quarter 2021 Results

About Corning Incorporated

Corning (www.corning.com) is one of the world's leading innovators in materials science, with a 170-year track record of life-changing inventions. Corning applies its unparalleled expertise in glass science, ceramic science, and optical physics along with its deep manufacturing and engineering capabilities to develop category-defining products that transform industries and enhance people's lives. Corning succeeds through sustained investment in RD&E, a unique combination of material and process innovation, and deep, trust-based relationships with customers who are global leaders in their industries. Corning's capabilities are versatile and synergistic, which allows the company to evolve to meet changing market needs, while also helping its customers capture new opportunities in dynamic industries. Today, Corning's markets include optical communications, mobile consumer electronics, display, automotive, and life sciences.

Media Relations Contact:

Megan Whittemore
(202) 661-4171
whittemom@corning.com

Investor Relations Contact:
Ann H.S. Nicholson
(607) 974-6716
nicholsoas@corning.com

© 2021 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited; in millions, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020
Net sales	$3,615	$3,001	$10,406	$7,953
Cost of sales	2,294	2,000	6,614	5,635

Gross margin	1,321	1,001	3,792	2,318

Operating expenses:
Selling, general and administrative expenses	486	480	1,351	1,276
Research, development and engineering expenses	251	231	715	922
Amortization of purchased intangibles	32	33	97	87

Operating income	552	257	1,629	33

Equity in earnings (losses) of affiliated companies	16	(76)	31	17
Interest income	3	3	8	12
Interest expense	(72)	(70)	(227)	(201)
Translated earnings contract (loss) gain, net	(13)	(100)	262	5
Transaction-related gain, net		498		498
Other (expense) income, net	(6)	(62)	118	(71)

Income before income taxes	480	450	1,821	293
Provision for income taxes	(109)	(23)	(402)	(33)

Net income attributable to Corning Incorporated	$371	$427	$1,419	$260

Earnings per common share available to common shareholders:
Basic	$0.44	$0.53	$0.72	$0.25
Diluted	$0.43	$0.48	$0.71	$0.24

Reconciliation of net income attributable to Corning Incorporated versus net income available to common shareholders:

Net income attributable to Corning Incorporated	$371	$427	$1,419	$260

Series A convertible preferred stock dividend			(24)	(73)
Excess consideration paid for redemption of preferred shares			(803)

Net income available to common shareholders	$371	$427	$592	$187

© 2021 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEETS

(In millions, except share and per share amounts)

	September 30,	December 31,
	2021	2020
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$2,212	$2,672
Trade accounts receivable, net of doubtful accounts	2,114	2,133
Inventories, net	2,463	2,438
Other current assets	890	761
Total current assets	7,679	8,004

Property, plant and equipment, net of accumulated depreciation	15,383	15,742
Goodwill, net	2,425	2,460
Other intangible assets, net	1,192	1,308
Deferred income taxes	1,062	1,121
Other assets	1,965	2,140

Total Assets	$29,706	$30,775

Liabilities and Equity

Current liabilities:
Current portion of long-term debt and short-term borrowings	$50	$156
Accounts payable	1,396	1,174
Other accrued liabilities	2,891	2,437
Total current liabilities	4,337	3,767

Long-term debt	7,019	7,816
Postretirement benefits other than pensions	729	727
Other liabilities	5,266	5,017
Total liabilities	17,351	17,327

Commitments and contingencies
Shareholders’ equity:
Convertible preferred stock, Series A – Par value $100 per share; Shares authorized 10 million; Shares issued: 0 and 2,300		2,300
Common stock – Par value $0.50 per share; Shares authorized 3.8 billion; Shares issued: 1.8 billion and 1.7 billion	907	863
Additional paid-in capital – common stock	16,398	14,642
Retained earnings	16,110	16,120
Treasury stock, at cost; Shares held: 963 million and 961 million	(20,011)	(19,928)
Accumulated other comprehensive loss	(1,259)	(740)
Total Corning Incorporated shareholders’ equity	12,145	13,257
Non-controlling interests	210	191
Total equity	12,355	13,448

Total Liabilities and Equity	$29,706	$30,775

© 2021 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three months ended		Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020
Cash Flows from Operating Activities:
Net income	$371	$427	$1,419	$260
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	339	361	1,005	1,041
Amortization of purchased intangibles	32	33	97	87
Loss on disposal of assets	7	32	8	107
Severance charges	(1)	6		141
Severance payments	(4)	(29)	(24)	(126)
Share-based compensation expense	39	62	117	127
Equity in (earnings) losses of affiliated companies	(16)	76	(31)	(17)
Translation (gain) loss on Japanese yen-denominated debt	(4)	39	(127)	50
Deferred tax provision (benefit)	12	34	68	(96)
Pension plan contributions		(60)		(80)
Customer deposits and government incentives	54	59	168	184
Translated earnings contract loss (gain)	13	100	(262)	(5)
Unrealized translation losses (gains) on transactions	14	(65)	65	(54)
Tax assessment refunds				101
Asset impairment		22		217
Transaction-related gain, net		(498)		(498)
Changes in certain working capital items:
Trade accounts receivable	(97)	(308)	(146)	(281)
Inventories	(90)	187	(72)	240
Other current assets	(57)	(39)	(210)	(19)
Accounts payable and other current liabilities	269	96	425	(139)
Other, net	14	73	(111)	166
Net cash provided by operating activities	895	608	2,389	1,406

Cash Flows from Investing Activities:
Capital expenditures	(401)	(153)	(1,014)	(986)
Proceeds from sale or disposal of assets			17	27
Proceeds from sale of business			102
Proceeds from and investment in unconsolidated entities, net	2	(2)	87	(7)
Realized gains (losses) on translated earnings contract	17	(2)	30	10
Other, net	(6)	9	(25)	24
Net cash used in investing activities	(388)	(148)	(803)	(932)

Cash Flows from Financing Activities:
Repayments of short-term borrowings	(69)		(144)
Repayments of long-term debt	(331)		(716)
Proceeds from issuance of long-term debt	19	3	19	212
Payment for redemption of preferred stock			(507)
Payments of employee withholding tax on stock awards	(2)	(2)	(57)	(10)
Proceeds from exercise of stock options	9	36	91	49
Purchases of common stock for treasury	(21)		(22)	(105)
Dividends paid	(217)	(204)	(659)	(587)
Other, net	11	24	5	26
Net cash used in financing activities	(601)	(143)	(1,990)	(415)
Effect of exchange rates on cash	(14)	39	(56)	21
Net (decrease) increase in cash and cash equivalents	(108)	356	(460)	80
Cash and cash equivalents at beginning of period	2,320	2,158	2,672	2,434
Cash and cash equivalents at end of period	$2,212	$2,514	$2,212	$2,514

© 2021 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

(Unaudited)

GAAP Earnings per Common Share

The following table sets forth the computation of basic and diluted earnings per common share (in millions, except per share amounts):

	Three months ended		Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income attributable to Corning Incorporated	$371	$427	$1,419	$260
Less: Series A convertible preferred stock dividend		24	24	73
Less: Excess consideration paid for redemption of preferred shares			803
Net income available to common shareholders – basic	371	403	592	187
Plus: Series A convertible preferred stock dividend		24
Net income available to common shareholders – diluted	$371	$427	$592	$187

Weighted-average common shares outstanding - basic	852	760	821	760
Effect of dilutive securities:
Employee stock options and other dilutive securities	14	14	16	8
Series A convertible preferred stock		115
Weighted-average common shares outstanding - diluted	866	889	837	768
Basic earnings per common share	$0.44	$0.53	$0.72	$0.25
Diluted earnings per common share	$0.43	$0.48	$0.71	$0.24

Core Earnings per Common Share

The following table sets forth the computation of core basic and core diluted earnings per common share (in millions, except per share amounts):

	Three months ended		Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020
Core net income attributable to Corning Incorporated	$485	$380	$1,346	$775
Less: Series A convertible preferred stock dividend		24	24	73
Core net income available to common shareholders - basic	485	356	1,322	702
Plus: Series A convertible preferred stock dividend		24	24	73
Core net income available to common shareholders - diluted	$485	$380	$1,346	$775

Weighted-average common shares outstanding - basic	852	760	821	760
Effect of dilutive securities:
Stock options and other dilutive securities	14	14	16	8
Series A convertible preferred stock		115	41	115
Weighted-average common shares outstanding - diluted	866	889	878	883
Core basic earnings per common share	$0.57	$0.47	$1.61	$0.92
Core diluted earnings per common share	$0.56	$0.43	$1.53	$0.88

© 2021 Corning Incorporated. All Rights Reserved.

Use of Non-GAAP Financial Measures

CORE PERFORMANCE MEASURES

In managing the Company and assessing our financial performance, certain measures provided by our consolidated financial statements are adjusted to exclude specific items to arrive at core performance measures. These items include gains and losses on translated earnings contracts, acquisition-related costs, certain discrete tax items and other tax-related adjustments, restructuring, impairment losses, and other charges and credits, certain litigation-related expenses, pension mark-to-market adjustments and other items which do not reflect on-going operating results of the Company or our equity affiliates. Corning utilizes constant-currency reporting for our Display Technologies, Environmental Technologies, Specialty Materials and Life Sciences segments for the Japanese yen, South Korean won, Chinese yuan, new Taiwan dollar and the euro. The Company believes that the use of constant-currency reporting allows investors to understand our results without the volatility of currency fluctuations and reflects the underlying economics of the translated earnings contracts used to mitigate the impact of changes in currency exchange rates on earnings and cash flows. Corning also believes that reporting core performance measures provides investors greater transparency to the information used by the management team to make financial and operational decisions.

Core performance measures are not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). We believe investors should consider these non-GAAP measures in evaluating results as they are more indicative of our core operating performance and how management evaluates operational results and trends. These measures are not, and should not, be viewed as a substitute for GAAP reporting measures. With respect to the Company’s outlook for future periods, it is not possible to provide reconciliations for these non-GAAP measures because the Company does not forecast the movement of foreign currencies against the U.S. dollar, or other items that do not reflect ongoing operations, nor does it forecast items that have not yet occurred or are out of the Company’s control. As a result, the Company is unable to provide outlook information on a GAAP basis.

For a reconciliation of non-GAAP performance measures to their most directly comparable GAAP financial measure, please see “Reconciliation of Non-GAAP Measures”.

© 2021 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended September 30, 2021 and 2020

(Unaudited; amounts in millions, except per share amounts)

	Three months ended September 30, 2021
			Income
			before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported - GAAP	$3,615	$16	$480	$371	22.7%	$0.43
Constant-currency adjustment (1)	24	1	33	23		0.03
Translation gain on Japanese yen-denominated debt (2)			(4)	(4)		(0.00)
Translated earnings contract loss (3)			13	10		0.01
Acquisition-related costs (4)			38	30		0.03
Discrete tax items and other tax-related adjustments (5)				(1)		(0.00)
Pension mark-to-market adjustment (6)			(1)	(1)		(0.00)
Restructuring, impairment and other charges and credits (7)			40	31		0.04
Litigation, regulatory and other legal matters (8)			3	15		0.02
Preferred stock conversion (9)			(4)	(4)		(0.00)
Bond redemption loss (10)			20	15		0.02
Core performance measures	$3,639	$17	$618	$485	21.5%	$0.56

(a)	Based upon statutory tax rates in the specific jurisdiction for each event.

	Three months ended September 30, 2020
			Income
		Equity	before		Effective
	Net	(losses)	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported - GAAP	$3,001	$(76)	$450	$427	5.1%	$0.48
Constant-currency adjustment (1)	6			(14)		(0.02)
Translation loss on Japanese yen-denominated debt (2)			39	31		0.03
Translated earnings contract loss (3)			99	77		0.09
Acquisition-related costs (4)			47	37		0.04
Discrete tax items and other tax-related adjustments (5)				(58)		(0.07)
Restructuring, impairment and other charges and credits (7)			171	129		0.15
Litigation, regulatory and other legal matters (8)			83	72		0.08
Equity in losses of affiliated companies (13)		85	85	66		0.07
Transaction-related gain, net (14)			(498)	(387)		(0.44)
Core performance measures	$3,007	$9	$476	$380	20.2%	$0.43

(a)	Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2021 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Nine Months Ended September 30, 2021 and 2020

(Unaudited; amounts in millions, except per share amounts)

	Nine months ended September 30, 2021
			Income
			before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported – GAAP	$10,406	$31	$1,821	$1,419	22.1%	$0.71
Preferred stock redemption (b)						0.91
Subtotal	10,406	31	1,821	1,419	22.1%	1.62

Constant-currency adjustment (1)		2	47	29		0.03
Translation gain on Japanese yen-denominated debt (2)			(127)	(98)		(0.12)
Translated earnings contract gain (3)			(262)	(202)		(0.24)
Acquisition-related costs (4)			123	95		0.11
Discrete tax items and other tax-related adjustments (5)				5		0.01
Pension mark-to-market adjustment (6)			23	18		0.02
Restructuring, impairment and other charges and credits (7)			42	33		0.04
Litigation, regulatory and other legal matters (8)			11	23		0.03
Preferred stock conversion (9)			17	17		0.02
Bond redemption loss (10)			31	23		0.03
Loss on investments (11)			39	30		0.04
Gain on sale of business (12)			(54)	(46)		(0.05)
Core performance measures	$10,406	$33	$1,711	$1,346	21.3%	$1.53

(a)	Based upon statutory tax rates in the specific jurisdiction for each event.
(b)	Corning and Samsung Display Co., Ltd. executed a Share Repurchase Agreement ("SRA"). Pursuant to the SRA, the Series A convertible preferred stock ("Preferred Stock") was converted into 115 million shares of common stock ("Common Shares"). Corning immediately repurchased 35 million of the converted Common Shares and excluded them from the weighted-average common shares outstanding for the calculation of the Company’s basic and diluted earnings per share. The redemption of these Common Shares resulted in an $803 million reduction of retained earnings which reduced the net income available to common shareholders.

	Nine months ended September 30, 2020
			Income
			before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported - GAAP	$7,953	$17	$293	$260	11.3%	$0.24
Constant-currency adjustment (1)	66		25	(33)		(0.04)
Translation loss on Japanese yen-denominated debt (2)			50	39		0.05
Translated earnings contract loss (3)			6	5		0.01
Acquisition-related costs (4)			104	79		0.10
Discrete tax items and other tax-related adjustments (5)				19		0.02
Pension mark-to-market adjustment (6)			(2)	(1)		(0.00)
Restructuring, impairment and other charges and credits (7)			733	549		0.71
Litigation, regulatory and other legal matters (8)			108	92		0.12
Equity in losses of affiliated companies (13)		61	61	48		0.06
Transaction-related gain, net (14)			(498)	(387)		(0.50)
Cumulative adjustment related to customer contract (15)	105		105	105		0.14
Core performance measures	$8,124	$78	$985	$775	21.3%	$0.88

(a)	Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2021 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended September 30, 2021 and 2020

(Unaudited; amounts in millions, except per share amounts)

	Three months ended
	September 30, 2021
			Selling,	Research,
			general	development
		Gross	and	and		Operating
	Gross	margin	administrative	engineering	Operating	margin
	margin	%	expenses	expenses	margin	%
As reported - GAAP	$1,321	36.5%	$486	$251	$552	15.3%
Constant-currency adjustment (1)	32		(1)		33
Acquisition-related costs (4)					32
Pension mark-to-market adjustment (6)			1		(1)
Restructuring, impairment and other charges and credits (7)	41			1	40
Litigation, regulatory and other legal matters (8)			(3)		3
Core performance measures	$1,394	38.3%	$483	$252	$659	18.1%

	Three months ended
	September 30, 2020
			Selling,	Research,
			general	development
		Gross	and	and		Operating
	Gross	margin	administrative	engineering	Operating	margin
	margin	%	expenses	expenses	margin	%
As reported - GAAP	$1,001	33.4%	$480	$231	$257	8.6%
Translated earnings contract gain (3)	(2)				(2)
Acquisition-related costs (4)	7		(7)	(1)	48
Restructuring, impairment and other charges and credits (7)	124		(21)	(18)	163
Litigation, regulatory and other legal matters (8)			(83)		83
Core performance measures	$1,130	37.6%	$369	$212	$549	18.3%

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2021 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Nine Months Ended September 30, 2021 and 2020

(Unaudited; amounts in millions, except per share amounts)

	Nine months ended
	September 30, 2021
			Selling,	Research,
			general	development
		Gross	and	and		Operating
	Gross	margin	administrative	engineering	Operating	margin
	margin	%	expenses	expenses	margin	%
As reported - GAAP	$3,792	36.4%	$1,351	$715	$1,629	15.7%
Constant-currency adjustment (1)	42		(3)		45
Acquisition-related costs (4)	18		(2)	(1)	118
Pension mark-to-market adjustment (6)			(11)	(3)	14
Restructuring, impairment and other charges and credits (7)	35		(4)	(3)	42
Litigation, regulatory and other legal matters (8)			(11)		11
Core performance measures	$3,887	37.4%	$1,320	$708	$1,859	17.9%

	Nine months ended
	September 30, 2020
			Selling,	Research,
			general	development
		Gross	and	and		Operating
	Gross	margin	administrative	engineering	Operating	margin
	margin	%	expenses	expenses	margin	%
As reported - GAAP	$2,318	29.1%	$1,276	$922	$33	0.4%
Constant-currency adjustment (1)	28		3		25
Translated earnings contract gain (3)	(4)				(4)
Acquisition-related costs (4)	7		(8)	(1)	103
Restructuring, impairment and other charges and credits (7)	383		(91)	(243)	717
Litigation, regulatory and other legal matters (8)			(108)		108
Cumulative adjustment related to customer contract (15)	105				105
Core performance measures	$2,837	34.9%	$1,072	$678	$1,087	13.4%

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2021 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three and Nine Months Ended September 30, 2021 and 2020

(Unaudited; amounts in millions)

	Three months ended		Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020
Cash flows from operating activities	$895	$608	$2,389	$1,406
Realized gains (losses) on translated earnings contracts	17	(2)	30	10
Translation (losses) gains on cash balances	(14)	65	(65)	54

Adjusted cash flows from operating activities	$898	$671	$2,354	$1,470

Less: Capital expenditures	$401	$153	$1,014	$986

Free cash flow	$497	$518	$1,340	$484

© 2021 Corning Incorporated. All Rights Reserved.

Items which we exclude from GAAP measures to arrive at core performance measures are as follows:

(1)

Constant-currency adjustment:  Because a significant portion of segment revenues and expenses are denominated in currencies other than the U.S. dollar, management believes it is important to understand the impact on core net income of translating these currencies into U.S. dollars.  Display Technologies’ segment sales and net income are primarily denominated in Japanese yen, but also impacted by the South Korean won, Chinese yuan, and new Taiwan dollar.  Environmental Technologies and Life Science segments sales and net income are primarily impacted by the euro and Chinese yuan.  Presenting results on a constant-currency basis mitigates the translation impact and allows management to evaluate performance period over period, analyze underlying trends in the businesses, and establish operational goals and forecasts.  We establish constant-currency rates based on internally derived management estimates which are closely aligned with the currencies we have hedged.

Constant-currency rates are as follows:
	Currency	Japanese yen	Korean won	Chinese yuan	New Taiwan dollar	Euro
	Rate	¥107	₩1,175	¥6.7	NT$31	€.81

(2)	Translation (gain) loss on Japanese yen-denominated debt: We have excluded the gain or loss on the translation of the yen-denominated debt to U.S. dollars.
(3)

Translated earnings contract (loss) gain: We have excluded the impact of the realized and unrealized gains and losses of the Japanese yen, South Korean won, Chinese yuan, euro and new Taiwan dollar-denominated foreign currency hedges related to translated earnings, as well as the unrealized gains and losses of the British pound-denominated foreign currency hedges related to translated earnings.

(4)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments, external acquisition-related deal costs, and other transaction related costs.
(5)	Discrete tax items and other tax-related adjustments: These include discrete period tax items such as changes of tax reserves and changes in our permanently reinvested foreign income position.
(6)

Pension mark-to-market adjustment: Defined benefit pension mark-to-market gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates.

(7)

Restructuring, impairment and other charges and credits: This amount includes restructuring, impairment losses and other charges and credits, primarily accelerated depreciation and asset write-offs, which are not related to continuing operations and are not classified as restructuring expense. During the third quarter of 2021, we recorded asset write-offs and charges related to facility repairs resulting from the impact of power outages.  The Company is pursuing recoveries under its applicable property insurance policies.

(8)

Litigation, regulatory and other legal matters: Includes amounts that reflect developments in commercial litigation, intellectual property disputes, adjustments to the estimated liability for environmental-related items and other legal matters.

(9)	Preferred stock conversion: This amount includes the put option from the Share Repurchase Agreement with Samsung Display Co., Ltd.
(10)	Bond redemption loss: Amount represents premiums on redemption of debentures.
(11)	Loss on investments: Amount represents the loss recognized due to mark-to-mark adjustments capturing the change in fair value based on the closing stock market price.
(12)	Gain on sale of business: Amount represents the gain recognized for the sale of certain businesses.
(13)

Equity in losses of affiliated companies: These adjustments relate to costs not related to continuing operations of our affiliated companies, such as restructuring, impairment losses, inventory adjustments, other charges and credits and settlements under "take-or-pay" contracts, including Corning's share of HSG's settlement of its pre-existing relationship of its long-term supply contract related to the HSG's acquisition of TCS.

(14)	Transaction-related gain, net: Amount represents the pre-tax gain recorded on a previously held equity investment in HSG.
(15)

Cumulative adjustment related to customer contract: The negative impact of a cumulative adjustment recorded during the first quarter of 2020 to reduce revenue by $105 million. The adjustment was associated with a previously recorded commercial benefit asset, reflected as a prepayment, to a customer with a long-term supply agreement that substantially exited its production of LCD panels.

© 2021 Corning Incorporated. All Rights Reserved.